THE SECURITIES EVIDENCED HEREBY (OR ISSUABLE UPON EXERCISE HEREOF) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY THE SECURITIES ACT, REGULATION D AND/OR RULE 701, PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION. THE SECURITIES EVIDENCED HEREBY (AND THE SHARES ISSUABLE UPON EXERCISE HEREOF) MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND OTHER APPLICABLE LAWS PURSUANT TO REGISTRATION OR EXEMPTION FROM REGISTRATION REQUIREMENTS THEREUNDER.

                                   LABTEC INC.
              AMENDED AND RESTATED 1997 EMPLOYEE STOCK OPTION PLAN (FORMERLY THE 1997 EMPLOYEE STOCK OPTION PLAN OF LABTEC CORPORATION, A
               DELAWARE CORPORATION FORMERLY KNOWN AS LABTEC INC.)

                        Option Certificate and Agreement

         This stock option is granted by Labtec Inc., a Massachusetts corporation (the "Company"), to ________________ (the "Optionee"), pursuant to the Company's Amended and Restated 1997 Employee Stock Option Plan (the "Plan"). All initially capitalized terms not otherwise defined herein shall have the meaning provided in the Plan.

1.       Grant of Option

         This certificate evidences the grant by the Company on _______ ___, 1999 (the "Grant Date") to the Optionee of an option to purchase, in whole or in part, on the terms provided herein and in the Plan, a total of ____ shares of Common Stock, par value $.01 per share, of the Company (the "Shares") at $_____ per share.

         The latest date on which this option may be exercised (the "Expiration Date") is the earliest of (a) the tenth anniversary of the Grant Date, or (b) the termination hereof in accordance with this Agreement or the Plan.

         The option evidenced by this certificate is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (the "Code").

         Subject to the following sentence, this option shall become exercisable in annual installments over four years beginning on the first anniversary of the Grant Date (the "Initial Vesting Date") (i.e., it shall become exercisable as to 25% of the total number of Shares on the Initial Vesting Date and on each anniversary thereof, except as accelerated by the Board pursuant to the Plan). Notwithstanding the foregoing, in the event of any Change in Control (as defined below), this option shall be exercisable for 100% of the number of Shares set forth in the first paragraph of this Section 1 (but in no event shall this option be exercisable for more than the number of shares set forth in the first paragraph of this Section 1). For purposes of this

Agreement, "Change in Control" shall mean any transaction (including, without limitation, a merger, consolidation, sale of stock or sale of assets, but excluding any assignment as security for indebtedness) after which any Person (or group of Persons acting in concert) other than Bain Capital, Inc., Sun Capital Partners, Inc. or any of their Affiliates shall own in excess of 50% of the voting stock of the Company (or the Person into which the Company shall have been merged or consolidated) and have the right to elect a majority of the members of the Board or shall have acquired all or substantially all of the consolidated assets of the Company and its subsidiaries; provided, however, that any transaction after which the Company (or any other entity owning substantially all of the consolidated assets of the Company) becomes the direct or indirect subsidiary of an entity (but not including another direct or indirect subsidiary) of which more than 50% of the voting stock is not owned by a Person (or group of Persons acting in concert) other than Bain Capital, Inc., Sun Capital Partners, Inc. or any of their Affiliates (a "Related Transaction") shall not be a Change in Control for purposes hereof. In connection with any Related Transaction, clause (ii) of Section 6(i) of the Plan shall apply and no consent of the Optionee shall be required.

2.       Exercise of Option

         Each election to exercise this option shall be in writing, signed by the Optionee or by his or her executor or administrator or by the person or persons to whom this option is transferred by will or the applicable laws of descent and distribution (the "Legal Representative"), and received by the Company at its principal office, accompanied by payment in full of the applicable exercise price and by such additional documentation evidencing the right to exercise (or, in the case of a Legal Representative, of the authority of such person) as the Company may require. The exercise price may be paid (i) in cash, bank cashier's check acceptable to the Company, or money order payable to the order of the Company or (ii) by any other means acceptable to the Board in its sole discretion.

3.       Restrictions on Transfer

         If at the time this option is exercised the Company is a party to any other agreement restricting the transfer of any outstanding shares of its Common Stock, this option may be exercised only if the Shares so acquired are made subject to the transfer restrictions set forth in that agreement (or if more than one such agreement is then in effect, the agreement or agreements specified by the Board); provided that such Shares may be appropriately legended to reflect the foregoing restrictions or any other restrictions to which such Shares may be subject.

4.       Withholding

         No Shares will be transferred pursuant to the exercise of this option unless and until the person exercising this option shall have remitted to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements, or shall have made other arrangements satisfactory to the Company with respect to such taxes.

5.       Status Change

         Upon the termination of the Optionee's employment, this option shall terminate as to any Shares not vested immediately prior to termination; provided, that the Board in its sole discretion may, but shall not be obligated to, provide (either prior to or following termination) that any or all of such portion of this option not otherwise vested prior to termination shall be treated as having become vested immediately prior to termination. As to that number of Shares for which the option was vested, or deemed vested by action of the Board, immediately prior to termination, it shall become and remain exercisable as follows:

         (i) if termination occurs for any reason other than death, for a period of 90 days following such date of termination, but in no event beyond the Expiration Date, or

         (ii) if termination occurs because of death, for a period of 180 days following such date of termination, but in no event beyond the Expiration Date.

Notwithstanding the foregoing, if the Optionee is terminated "for cause" (as defined in Section 6(h) of the Plan), this option shall immediately terminate as to all Shares subject hereto, whether or not vested immediately prior to such termination for cause.

6.       Effect on Employment

         Neither the grant of this option, nor the issuance of Shares upon exercise of this option, shall give the Optionee any right to be retained in the employ of the Company, affect the right of the Company to discharge or discipline such Optionee at any time, or affect any right of such Optionee to terminate his or her employment at any time.

7.       Provisions of the Plan

         This option is subject in its entirety to the provisions of the Plan, a copy of which is furnished to the Optionee with this option.

8.       Confidential Information; Non-Compete; and Non-Solicitation

         The Optionee hereby agrees to hold and maintain as confidential and private all proprietary information belonging to or with respect to the Company or any Affiliate of the Company of which he may have knowledge or acquire knowledge, and further agrees not to disclose or divulge at any time any such information to any Person, other than to the Company's officers and employees when required in the ordinary course of business of the Company; provided, however, that he may disclose any such information (a) as has become generally available to the public, (b) as may be required in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over him,

(c) as may be required in response to any summons or subpoena, or (d) in order to comply with any law, order, regulation or ruling applicable to him.

         At any time during which the Optionee is employed by the Company, engaged as a consultant or advisor to the Company, or serving as a director of the Company and for a period of twenty-four (24) months thereafter (the
"Restrictive Period") the Optionee agrees that he will not, either directly or indirectly, engage in any business in which the Company or any of its subsidiaries shall then be engaged in (the "Competing Business"), anywhere within North America, whether in such Optionee's individual capacity, or as an Affiliate, stockholder, director, consultant or advisor with any entity which is engaged in the Competing Business or for any entity that is formed in whole or in part for the purpose of engaging in the Competing Business or which provides consulting services to any entity engaged in the Competing Business.

         During the Restrictive Period, the Optionee agrees that he will not, either directly or indirectly, employ or solicit, entice or encourage to leave the employment of the Company or any of the Company's Affiliates, any person who, at any time during such period, is or was employed by the Company or any of the Company's Affiliates.

9.      Specific Performance on Default; Termination of Option on Certain Events

         The parties acknowledge that the Company will be irreparably damaged if the covenants contained in Section 8 hereof are not specifically enforced. Should any controversy arise concerning a breach by the Optionee of any provision of Section 8 hereof, an order or injunction may be issued restraining any such breach pending the determination of such controversy, and the resolution thereof shall be enforceable in a court of equity by a decree of specific performance. Such remedy shall, however, be cumulative and not exclusive, and shall be in addition to any other remedies which the parties may have.

         Notwithstanding anything herein, in the Plan or in any other document to the contrary, in the event that the Optionee breaches any such covenants made by the Optionee in Section 8 hereof, this option shall terminate immediately as to all Shares subject hereto, whether or not vested.

10.      Miscellaneous

         This Option Certificate and Agreement in all respects, including all matters of construction, shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, without regard to any laws or rules governing conflicts of laws. By execution hereof, the Optionee agrees that any controversy, dispute or claim arising out of or relating to this Agreement which cannot be settled by mutual agreement shall be finally settled by arbitration as follows: Any party who is aggrieved shall deliver a notice to the other parties hereto setting forth the specific points in dispute. Any points remaining in dispute 45 days after the giving of such notice shall be submitted to binding arbitration in the

State of Washington to the American Arbitration Association ("AAA") before a single arbitrator mutually agreeable to the parties, and failing such agreement, appointed in accordance with AAA's Arbitration Rules (the "Rules"), modified only as herein expressly provided. The arbitrator may enter a default decision against any party who fails to participate in the arbitration proceedings after having been notified in accordance with the Rules. The decision of the arbitrator on the points in dispute will be final, unappealable and binding and judgment on the award may be entered in any court having jurisdiction thereof. In any dispute arising from or in connection with this Agreement, the non-prevailing party shall pay its own and the prevailing party's fees and expenses (including reasonable attorneys' fees).

         IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

                                      LABTEC INC.


                                      By:________________________________
                                           Title:
                                           Dated: _______ ___, 1999

Accepted and Agreed as of
________ ___, 1999:


--------------------------------
Name: